UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2022

FEDERATED HERMES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-14818	25-1111467
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1001 Liberty Avenue
Pittsburgh, Pennsylvania 15222-3779
(Address of principal executive offices, including zip code)

(412) 288-1900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B common stock, no par value	FHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS WITH CERTAIN OFFICERS.

On December 15, 2021, the compensation committee and board of directors of Federated Hermes, Inc. (Federated Hermes) approved, subject to the consent of the holder of the Company's Class A Common Stock (Class A Shareholder), an amendment to Federated Hermes' Stock Incentive Plan (as amended, the Plan) to increase the number of shares of Federated Hermes' Class B Common Stock authorized under the Plan by 5.5 million shares from 30,550,000 shares to 36,050,000 shares. On December 15, 2021, the compensation committee and board of directors of Federated Hermes also approved amendments to the Plan to: (1) permit cash-based awards; (2) permit shares to be held in an employee benefit trust; (3) allow the compensation committee to delegate certain authority under the Plan; and (4) modify Section 12.9 of the Plan in light of amendments to Section 162(m) of the Internal Revenue Code of 1986, as amended (Code) made by the Tax Cuts and Jobs Act of 2017.

The amendments to the Plan were submitted to the Class A Shareholder for approval via unanimous written consent (Unanimous Written Consent) in lieu of a special shareholders meeting. The Unanimous Written Consent was signed and delivered by the Class A Shareholder, and became effective, on January 7, 2022. Accordingly, the amendments to the Plan became effective on January 7, 2022. The Class A Shareholder was the only shareholder of Federated Hermes entitled to approve the amendments to the Plan.

The additional authorized shares are intended to be used for periodic restricted stock awards and bonus restricted stock awards under the Plan. Subject to certain approvals and contingencies, Federated Hermes also intends to issue awards under the Plan in the first half of 2022 in exchange for the beneficial interests in shares of its subsidiary, HFML, held by certain employees pursuant to the HFML Long-Term Incentive Plan that was established when Federated Hermes acquired its majority interest in HFML in July 2018. Federated Hermes estimates that approximately 1.1 million shares of Federated Hermes Class B Common Stock will be exchanged for the employees' beneficial interests in shares of HFML.

A description of the Plan was previously filed in Federated Hermes' Information Statement, dated December 17, 2021, that was filed with the Securities and Exchange Commission (File No.: 001-14818) and is incorporated by reference herein.

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

As of December 15, 2021, out of a total of 30,550,000 shares of Class B Common Stock reserved for issuances under the Federated Hermes, Inc. Stock Incentive Plan (as amended, the Plan), 1,275,535 shares remained available for grant. On January 7, 2022, the Voting Shares Irrevocable Trust, dated May 31, 1989 (Class A Shareholder), the holder of all 9,000 outstanding shares of Class A Common Stock of Federated Hermes, executed and delivered the Unanimous Written Consent in lieu of a special shareholder meeting in which the Class A Shareholder unanimously approved an amendment to the Plan to increase the number of shares of Federated Hermes' Class B Common Stock authorized under the Plan by 5.5 million shares from 30,550,000 shares to 36,050,000 shares, and other amendments to the Plan described in Item 5.02 above. The Unanimous Written Consent became effective on January 7, 2022, and, accordingly, the amendments to the Plan became effective on January 7, 2022. The Class A Shareholder was the only shareholder of Federated Hermes entitled to approve the amendments to the Plan.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit 10.1	Federated Hermes, Inc. Stock Incentive Plan, amended as of January 7, 2022
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED HERMES, INC.
(REGISTRANT)

Date	January 7, 2022	By:	/s/ Thomas R. Donahue
Thomas R. Donahue
Chief Financial Officer